EXHIBIT 99.1
News Release Contacts:
Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $416 MILLION, UP 19%

2015 Revenues Rise 5% to $6.4 Billion, Net Income Grows 10% to $1.4 Billion, both records

Core Net New Assets Total $134.7 Billion for 2015, Exceeding $100 Billion for Fourth Consecutive Year

SAN FRANCISCO, January 19, 2016 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2015 was $416 million, up 11% from $376 million for the third quarter of 2015, and up 19% from $350 million for the fourth quarter of 2014.  Net income for the twelve months ended December 31, 2015 was $1.4 billion, up 10% from the year-earlier period.  The company’s financial results for the fourth quarter and full-year 2015 include certain non-recurring items; descriptions of these items are included below.

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
Financial Highlights	2015	2014	Change	2015	2014	Change

Net revenues (in millions)	$1,691	$1,551	9%	$6,380	$6,058	5%
Net income (in millions)	$416	$350	19%	$1,447	$1,321	10%
Diluted earnings per common share	$.28	$.25	12%	$1.03	$.95	8%
Pre-tax profit margin	38.1%	35.7%		35.7%	34.9%
Return on average common
stockholders’ equity (annualized)	13%	12%		12%	12%

EPS Impact of Certain Non-Recurring Items (1)

Net litigation proceeds (2)	$.03	$.01		$.04	$.01
$68 million charge relating to geographic
footprint	$-	$-		$-	$(.03)
$45 million net insurance recovery	$-	$-		$-	$.02
$29 million net tax benefits (3)	$.01	$-		$.02	$-
$8 million net losses from selling RMBS	$-	$-		$-	$-

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

(1)

Net tax benefits are included in Taxes on income. Net litigation proceeds, net losses from selling RMBS, and the net insurance recovery are included in Other revenue. The charge relating to geographic footprint is included in Compensation and benefits expense.

(2)

Net litigation proceeds include $57 million in the fourth quarter, $2 million in the third quarter and $16 million in the second quarter of 2015, and $28 million in the fourth quarter of 2014, relating to the company’s non-agency residential mortgage-backed securities (RMBS) portfolio.

    in the fourth quarter of 2014.

(3)	Net tax benefits include $15 million in the fourth quarter and $14 million in the third quarter of 2015, relating to certain current and prior-year matters.

CEO Walt Bettinger said, “Schwab’s ‘through clients’ eyes’ strategy remains the driver of our growth.  Effective execution of this strategy helped us succeed with clients throughout 2015 as they faced a generally difficult investing environment.  A fundatmental measure of our success is the willingness of new and existing clients to bring their hard-earned assets to us.  This year, we attracted $134.7 billion in core net new assets, up 8% from 2014 and in excess of $100 billion for the fourth consecutive year.  Total client assets at year-end were $2.51 trillion, up

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$50.2 billion or 2%, solidifying our leadership among publicly-traded US investment services firms.  Clients opened 1.1 million new brokerage accounts, up 10% from the previous year.  We ended 2015 with 9.8 million active brokerage accounts, 1.0 million banking accounts, and 1.5 million retirement plan participants, up 4%, 5% and 6%, respectively.  Over the past 12 months, Schwab’s expanded wealth management capabilities continued to fill an important need with our growing client base; over 155,000 accounts enrolled in one of our retail advisory solutions, up 60% from 2014.  At year-end 2015, approximately 560,000 client accounts were using these solutions, 14% more than a year ago.”

“We know that when we do right by clients they will choose to do more business with us, and if we manage that trusted relationship with care it will help produce strong business performance.  This proved true again in 2015,” Mr. Bettinger continued.  “We achieved record annual net revenues of $6.4 billion, up 5% from last year.  Our consistent asset-gathering and strong growth in interest-bearing assets helped to offset the effects of sideways market returns, moderate trading activity, and continued low interest rates.  As the year progressed, we kept to the expense goals we laid out in February and produced record annual net income of $1.4 billion, an increase of 10% from 2014.”

Mr. Bettinger said, “The products and services we developed this year reflect Schwab’s ongoing commitment to challenge the status quo, looking for ways to offer our clients more value and a better investing experience.  As part of our dedication to offering a contemporary, full-service approach to helping clients build and manage their wealth, we launched Schwab Intelligent Portfolios™, our fully automated investment advisory service which uses sophisticated algorithms to build, monitor, and rebalance diversified portfolios.  Featuring a fully online experience – supported by 24/7/365 live professional help – and zero advisory, commission, or account service fees charged, Schwab Intelligent Portfolios represents yet another option for clients who are interested in advised investing.  Institutional Intelligent Portfolios™, our version for registered independent advisors, allows RIAs to customize the platform and automate portions of the investment process to complement other approaches in their businesses.  Continuing our commitment to provide the greatest value for investors, we expanded Schwab ETF OneSource™ with the addition of 36 new funds over the past twelve months.  As of year-end, clients could build a diversified portfolio choosing from 214 ETFs that cover 66 Morningstar Categories, all for $0 online trade commissions.  Retirement savings remain the lynchpin motivation for most American investors, and this year Schwab Retirement Plan Services introduced Advisor Managed Accounts, enabling plan consultants who are RIAs to build and manage customized investment portfolios for the plans they support.  These managed accounts give employers and plan consultants much more flexibility in designing advice programs to meet the specific needs of employee participants, a key criteria of retirement investing success in our view.” Mr. Bettinger concluded, “As we head into 2016, we are focused on deepening our capabilities around client relationships, financial planning, and advisory solutions.”

CFO Joe Martinetto commented, “We produced solid financial results in 2015, including meaningful operating leverage, despite a tougher than expected environment.  We entered the year anticipating S&P 500 appreciation of 6.5%, client daily average revenue trade growth of 5%, and a Fed Funds rate of 0-0.25%.  Based on that scenario we targeted mid-to-upper single digit revenue growth, a gap between revenue and expense growth of 150 basis points, and a pre-tax profit margin of around 36%.  What we encountered was a 1% drop in the S&P, a 2% drop in revenue trades, and Fed Funds basically flat at 0.12% until the Federal Reserve announced its first rate increase on December 17th.  Under these conditions we still delivered 5% annual revenue growth.  Asset management and administration fee revenue of $2.7 billion grew 5% from a year ago, while net interest revenue of $2.5 billion grew 11%.  Both represent annual records and helped offset a 5% decline in trading revenue.  In light of the weaker than expected environment, we carefully limited expense growth to 4%, which enabled us to generate a 130 basis point revenue/expense growth gap and deliver a 36% pre-tax profit margin.”

Mr. Martinetto concluded, “We continue to manage the company’s balance sheet to support growth initiatives and to execute on our strategy of optimizing the spread earned on client sweep cash.  This past year, we completed approximately $6.5 billion in bulk transfers from money market funds to Schwab Bank, including $2.8 billion in the fourth quarter.  These bulk transfers were supported by a combination of organic capital growth and our issuance of $600 million of preferred stock in the third quarter.  In addition, we maintained and enhanced our balance sheet liquidity in 2015.  We replaced $350 million of maturing debt with cost effective ten-year notes and also issued $1 billion of new long-term debt during the year, investing the majority in term Treasury Notes.  We ended 2015 with a preliminary Tier 1 Leverage Ratio of 7.1%.  Overall, our 2015 results highlight the efficacy of Schwab’s financial model across a range of conditions.”

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Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 151,000, up 3% year-over-year; total accounts were 6.9 million as of December 31, 2015, up 3% year-over-year.
•	Held financial planning conversations with approximately 29,000 clients during the quarter, up 21% year-over-year. Approximately 112,000 planning conversations were held in 2015, up 3% from 2014.
•

Schwab Retirement Plan Services introduced Advisor Managed Accounts.  RIA retirement plan consultants can now build and manage customized portfolios for the plans they support, helping more 401(k) participants receive retirement plan advice and achieve better outcomes.

•	Schwab Private Client™ Portfolio Consultants can now conduct appointments by video conference, giving clients greater time and location flexibility, and making meetings more personal.
•	Launched electronic Agreements and Disclosures, enabling Schwab to send new account documents electronically and simplifying the paperless enrollment process.

Advisor Services

•

Hosted over 5,000 advisors, exhibitors, sponsors, and media for our 25th IMPACT® conference. IMPACT is the largest and longest-running annual gathering of independent registered investment advisors.  Schwab executives and industry leaders focused on growth, technology, leadership and talent.

•

Released enhancements to PortfolioCenter®, Schwab’s desktop and cloud-based platform for portfolio management and reporting, that help advisors efficiently manage daily workflow for billing, data exporting and client reporting.

•	Introduced new capabilities to Schwab OpenView Gateway® that facilitate tighter integration with Schwab Advisor Center® through increased single sign-on opportunities.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $139.1 billion, up 25% year-over-year.
o	Outstanding mortgage and home equity loans = $11.1 billion, comparable to a year ago.
o	Pledged Asset Line® balances = $3.2 billion, up 39% year-over-year.
o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.25%, 0.19% and 0.22%, respectively, at month-end December.
o	Schwab Bank High Yield Investor Checking® accounts = 842,000, with $12.8 billion in balances.
o	Launched Schwab Bank Investor Advantage Pricing™; clients are now eligible to receive an interest rate discount on their new mortgage based on the value of their qualifying assets at Schwab.
•	Client assets managed by Windhaven® totaled $11.9 billion, down 27% from the fourth quarter of 2014.
•	Client assets managed by ThomasPartners® totaled $7.3 billion, up 7% from the fourth quarter of 2014.
•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios™ and Institutional Intelligent Portfolios™) totaled $5.3 billion, up $1.2 billion from the third quarter of 2015.
•	Client assets managed by Schwab Private Client reached a record $75.4 billion, up 4% from the fourth quarter of 2014.
•	Schwab ETFs™ saw record net inflows of $4.4 billion in the fourth quarter; assets in proprietary ETFs totaled a record $39.7 billion, up 48% from December 2014.
•	Expanded Schwab ETF OneSource to offer five more ETFs; at quarter-end, investors could trade 214 ETFs from 14 providers covering 66 Morningstar Categories, for $0 online trade commissions.
•

Expanded Schwab’s Offshore Mutual Fund Platform to offer 51 new funds; at quarter-end, non-US resident investors in all jurisdictions could trade up to 326 funds utilizing multiple strategies and security types.

•

Reduced minimum investments on most funds in Mutual Fund OneSource®, Schwab’s no-transaction-fee mutual fund platform, to $100 from $2,500, making it easier and more cost-efficient for investors to build a diversified portfolio.  Subsequent investments can now begin at $1, down from $500.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

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Commentary from the CFO

Joe Martinetto, Senior Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial communications at: http://www.aboutschwab.com/investor-relations/cfo-commentary.

Forward-Looking Statements

This press release contains forward-looking statements relating to growth in the client base and client assets; business performance; capabilities; balance sheet management; growth initiatives; optimizing the spread earned on client cash; and business positioning.

Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; client use of the company’s investment advisory services and other products and services; the level of client assets, including cash balances; the quality of the company’s balance sheet assets; capital needs and management; the company’s ability to monetize client assets; the timing, amount and impact of bulk transfers; client sensitivity to interest rates; regulatory guidance; the company’s ability to manage expenses; the timing and amount of severance and other costs related to reducing the company’s San Francisco footprint; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.8 million active brokerage accounts, 1.5 million corporate retirement plan participants, 1.0 million banking accounts, and $2.51 trillion in client assets as of December 31, 2015.  Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors.  Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services.  Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

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THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net Revenues
Asset management and administration fees	$673	$641	$2,650	$2,533
Interest revenue	726	607	2,657	2,374
Interest expense	(36)	(23)	(132)	(102)
Net interest revenue	690	584	2,525	2,272
Trading revenue	208	239	866	907
Other	120	90	328	343
Provision for loan losses	-	(3)	11	4
Net impairment losses on securities	-	-	-	(1)
Total net revenues	1,691	1,551	6,380	6,058
Expenses Excluding Interest
Compensation and benefits	572	543	2,241	2,184
Professional services	119	122	459	457
Occupancy and equipment	93	82	353	324
Advertising and market development	60	58	249	245
Communications	58	55	233	223
Depreciation and amortization	58	54	224	199
Other	86	83	342	311
Total expenses excluding interest	1,046	997	4,101	3,943
Income before taxes on income	645	554	2,279	2,115
Taxes on income	229	204	832	794
Net Income	416	350	1,447	1,321
Preferred stock dividends and other (1)	38	21	83	60
Net Income Available to Common Stockholders	$378	$329	$1,364	$1,261
Weighted-Average Common Shares Outstanding:
Basic	1,319	1,309	1,315	1,303
Diluted	1,330	1,320	1,327	1,315
Earnings Per Common Share:
Basic	$.29	$.25	$1.04	$.96
Diluted	$.28	$.25	$1.03	$.95

(1)	Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

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THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q4-15 % change		2015				2014
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-14	Q3-15	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	5%	2%	$673	$663	$670	$644	$641
Net interest revenue	18%	9%	690	635	612	588	584
Trading revenue	(13%)	(9%)	208	228	203	227	239
Other	33%	82%	120	66	79	63	90
Provision for loan losses	(100%)	(100%)	-	5	2	4	(3)
Total net revenues	9%	6%	1,691	1,597	1,566	1,526	1,551
Expenses Excluding Interest
Compensation and benefits	5%	4%	572	548	540	581	543
Professional services	(2%)	4%	119	114	112	114	122
Occupancy and equipment	13%	1%	93	92	85	83	82
Advertising and market development	3%	3%	60	58	62	69	58
Communications	5%	-	58	58	59	58	55
Depreciation and amortization	7%	2%	58	57	55	54	54
Other	4%	(1%)	86	87	86	83	83
Total expenses excluding interest	5%	3%	1,046	1,014	999	1,042	997
Income before taxes on income	16%	11%	645	583	567	484	554
Taxes on income	12%	11%	229	207	214	182	204
Net Income	19%	11%	$416	$376	$353	$302	$350
Preferred stock dividends and other	81%	N/M	38	11	23	11	21
Net Income Available to Common Stockholders	15%	4%	$378	$365	$330	$291	$329
Earnings per common share:
Basic	16%	4%	$.29	$.28	$.25	$.22	$.25
Diluted	12%	-	$.28	$.28	$.25	$.22	$.25
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding:
Basic	1%	-	1,319	1,316	1,314	1,312	1,309
Diluted	1%	-	1,330	1,328	1,326	1,323	1,320
Performance Measures
Pre-tax profit margin			38.1%	36.5%	36.2%	31.7%	35.7%
Return on average common stockholders’ equity (annualized) (1)			13%	13%	12%	10%	12%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(6%)	14%	$19.6	$17.2	$17.9	$19.4	$20.8
Receivables from brokerage clients - net	10%	1%	17.3	17.1	16.6	16.0	15.7
Bank loans - net	7%	-	14.3	14.3	14.0	13.6	13.4
Total assets	19%	8%	183.7	170.4	163.6	160.2	154.6
Bank deposits	26%	9%	129.5	119.0	112.9	109.5	102.8
Payables to brokerage clients	(3%)	7%	33.2	31.0	31.5	31.6	34.3
Long-term debt	53%	-	2.9	2.9	2.9	2.9	1.9
Stockholders’ equity	14%	2%	13.4	13.2	12.4	12.2	11.8
Other
Full-time equivalent employees (at quarter end, in thousands)	5%	(1%)	15.3	15.4	14.9	14.9	14.6
Capital expenditures - purchases of equipment, office
facilities, and property, net (in millions)	(26%)	(16%)	$67	$80	$77	$61	$90
Expenses excluding interest as a percentage of average client assets
(annualized)			0.16%	0.16%	0.16%	0.17%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	(10%)	(6%)	285	304	267	313	315
Asset-based trades (3)	5%	-	84	84	78	88	80
Other trades (4)	(1%)	13%	168	149	149	181	169
Total	(5%)	-	537	537	494	582	564
Average Revenue Per Revenue Trade (2)	(3%)	1%	$11.73	$11.67	$11.97	$11.98	$12.04

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate trading revenue (i.e. commission revenue or principal transaction revenue); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

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THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2015			2014			2015			2014
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$9,738	$7	0.29%	$8,031	$5	0.25%	$9,358	$24	0.26%	$7,179	$16	0.22%
Cash and investments segregated	18,605	10	0.21%	20,321	6	0.12%	18,606	31	0.17%	20,268	24	0.12%
Broker-related receivables (1)	243	-	0.08%	330	-	0.07%	274	-	0.07%	325	-	0.09%
Receivables from brokerage clients	15,715	128	3.23%	14,338	124	3.43%	15,212	502	3.30%	13,778	482	3.50%
Securities available for sale (2)	66,352	175	1.05%	52,271	133	1.01%	62,249	629	1.01%	52,057	546	1.05%
Securities held to maturity	43,156	271	2.49%	33,909	215	2.52%	38,280	957	2.50%	32,361	828	2.56%
Bank loans	14,345	95	2.63%	13,291	91	2.72%	13,973	369	2.64%	12,906	355	2.75%
Total interest-earning assets	168,154	686	1.62%	142,491	574	1.60%	157,952	2,512	1.59%	138,874	2,251	1.62%
Other interest revenue		40			33			145			123
Total interest-earning assets	$168,154	$726	1.71%	$142,491	$607	1.69%	$157,952	$2,657	1.68%	$138,874	$2,374	1.71%
Funding sources:
Bank deposits	$122,054	$7	0.02%	$98,485	$8	0.03%	$113,464	$29	0.03%	$95,842	$30	0.03%
Payables to brokerage clients (1)	25,813	-	0.01%	26,965	-	0.01%	25,651	2	0.01%	26,731	2	0.01%
Long-term debt	2,967	25	3.34%	1,899	18	3.76%	2,727	92	3.37%	1,901	73	3.84%
Total interest-bearing liabilities	150,834	32	0.08%	127,349	26	0.08%	141,842	123	0.09%	124,474	105	0.08%
Non-interest-bearing funding sources	17,320			15,142			16,110			14,400
Other interest expense (3)		4			(3)			9			(3)
Total funding sources	$168,154	$36	0.08%	$142,491	$23	0.06%	$157,952	$132	0.08%	$138,874	$102	0.07%
Net interest revenue		$690	1.63%		$584	1.63%		$2,525	1.60%		$2,272	1.64%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Includes the impact of capitalizing interest on building construction and software development.

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THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2015			2014			2015			2014
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds
before fee waivers	$162,437	$241	0.59%	$165,631	$243	0.58%	$161,381	$947	0.59%	$164,564	$957	0.58%
Fee waivers		(153)			(193)			(672)			(751)
Schwab money market funds	162,437	88	0.21%	165,631	50	0.12%	161,381	275	0.17%	164,564	206	0.13%
Schwab equity and bond funds and ETFs	105,935	54	0.20%	90,351	50	0.22%	102,486	217	0.21%	83,916	192	0.23%
Mutual Fund OneSource ® (1)	212,409	182	0.34%	233,456	199	0.34%	225,347	764	0.34%	236,003	805	0.34%
Other third-party mutual funds and ETFs (1, 2)	248,659	55	0.09%	243,543	55	0.09%	251,491	223	0.09%	241,314	210	0.09%
Total mutual funds and ETFs (3)	$729,440	379	0.21%	$732,981	354	0.19%	$740,705	1,479	0.20%	$725,797	1,413	0.19%
Advice solutions (3) :
Fee-based	$171,577	225	0.52%	$165,798	217	0.52%	$172,302	898	0.52%	$160,721	840	0.52%
Intelligent Portfolios	4,891	-	-	N/A	N/A	N/A	3,274	-	-	N/A	N/A	N/A
Legacy Non-Fee	16,135	N/A	N/A	16,025	N/A	N/A	16,463	N/A	N/A	15,794	N/A	N/A
Total advice solutions	$192,603	225	0.46%	$181,823	217	0.47%	$192,039	898	0.47%	$176,515	840	0.48%
Other balance-based fees (2,4)	328,982	57	0.07%	303,263	57	0.07%	324,701	226	0.07%	297,499	234	0.08%
Other (2,5)		12			13			47			46
Total asset management
and administration fees		$673			$641			$2,650			$2,533

(1)

In the fourth quarter of 2015, certain Mutual Fund OneSource balances and revenues were reclassified to Other third-party mutual funds and Exchange-traded Funds (ETFs). Prior-period information has been recast to reflect this change.

(2)

Beginning in the fourth quarter of 2015, Other third-party mutual funds and ETFs and Other balance-based fees are presented separately. Related revenues were previously presented in Other. Prior-period information has been recast to reflect this change. Other third-party mutual funds and ETFs include ETF OneSource.

(3)

Beginning in the second quarter of 2015, Fee-based, Intelligent Portfolios and Legacy Non-Fee advice solutions are presented separately. Prior-period information has been recast to reflect this change. Advice solutions include managed portfolios, specialized strategies and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select, Schwab Advisor Network, Windhaven Strategies, Thomas Partners Dividend Growth Strategy, and Schwab Index Advantage advised retirement plan balances. Intelligent Portfolios include Schwab Intelligent Portfolios, launched in March 2015, and Institutional Intelligent Portfolios, launched in June 2015. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(4)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(5)	Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

N/A Not applicable.

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THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q4-15 % Change		2015				2014
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-14	Q3-15	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	18%	8%	$161.1	$148.7	$143.0	$140.0	$136.0
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(1%)	3%	166.1	161.8	155.6	162.5	167.9
Equity and bond funds	1%	5%	62.4	59.3	64.1	64.1	61.5
Total proprietary mutual funds	-	3%	228.5	221.1	219.7	226.6	229.4
Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	(11%)	(1%)	207.7	210.7	231.2	237.3	234.4
Mutual fund clearing services	13%	5%	186.5	177.8	188.9	170.6	164.7
Other third-party mutual funds (2)	2%	1%	496.4	490.4	519.4	508.3	486.2
Total Mutual Fund Marketplace	1%	1%	890.6	878.9	939.5	916.2	885.3
Total mutual fund assets	-	2%	1,119.1	1,100.0	1,159.2	1,142.8	1,114.7
Exchange-traded funds (ETFs)
Proprietary ETFs	48%	16%	39.7	34.2	34.3	31.0	26.9
ETF OneSource™ (1)	10%	5%	16.1	15.4	16.5	16.1	14.7
Other third-party ETFs	7%	7%	207.4	194.6	207.4	205.3	194.7
Total ETF assets	11%	8%	263.2	244.2	258.2	252.4	236.3
Equity and other securities	-	6%	799.0	755.3	817.1	822.7	802.2
Fixed income securities	(1%)	2%	187.2	183.6	181.1	181.2	188.7
Margin loans outstanding	10%	(1%)	(15.8)	(15.9)	(15.3)	(14.7)	(14.3)
Total client assets	2%	4%	$2,513.8	$2,415.9	$2,543.3	$2,524.4	$2,463.6
Client assets by business (3)
Investor Services	3%	4%	$1,358.6	$1,306.2	$1,380.8	$1,365.2	$1,325.2
Advisor Services	1%	4%	1,155.2	1,109.7	1,162.5	1,159.2	1,138.4
Total client assets	2%	4%	$2,513.8	$2,415.9	$2,543.3	$2,524.4	$2,463.6
Net growth (decline) in assets in client accounts (for the quarter ended)
Net new assets by business (3)
Investor Services (4, 5)	62%	62%	$21.6	$13.3	$26.5	$22.7	$13.3
Advisor Services (6)	7%	22%	21.3	17.5	10.5	6.0	19.9
Total net new assets	29%	39%	42.9	30.8	37.0	28.7	33.2
Net market gains (losses)	106%	135%	55.0	(158.2)	(18.1)	32.1	26.7
Net growth (decline)	63%	177%	$97.9	$(127.4)	$18.9	$60.8	$59.9
New brokerage accounts (in thousands, for the quarter ended)	8%	3%	262	254	280	274	243
Clients (in thousands)
Active Brokerage Accounts	4%	1%	9,769	9,691	9,605	9,493	9,386
Banking Accounts	5%	1%	1,033	1,027	1,004	986	985
Corporate Retirement Plan Participants (4)	6%	2%	1,519	1,492	1,474	1,474	1,428

(1)	Excludes all proprietary mutual funds and ETFs.
(2)

In the third and second quarters of 2015 certain Mutual Fund OneSource balances were reclassified to Equity and other securities and Other third-party mutual funds, respectively. Prior period information has been recast to reflect these changes.

(3)

In the fourth quarter of 2015, the Company realigned its reportable segments as a result of organizational changes. The Corporate Brokerage Retirement Services business was transferred from the Investor Services segment to the Advisor Services segment. Prior period segment information has been recast to reflect this change.

(4)

In the first quarter of 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(5)

Fourth quarter of 2015 includes an inflow of $10.2 billion from a mutual fund clearing services client. Third quarter of 2015 includes an inflow of $4.9 billion from a mutual fund clearing services client. Second quarter of 2015 includes inflows of $17.4 billion from certain mutual fund clearing service clients.

(6)	First quarter of 2015 includes an outflow of $11.6 billion relating to the Company's planned resignation from an Advisor Services cash management relationship.

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	The Charles Schwab Corporation Monthly Activity Report For December 2015

	2014	2015												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	17,823	17,165	18,133	17,776	17,841	18,011	17,620	17,690	16,528	16,285	17,664	17,720	17,425	(2%)	(2%)
Nasdaq Composite	4,736	4,635	4,964	4,901	4,941	5,070	4,987	5,128	4,777	4,620	5,054	5,109	5,007	(2%)	6%
Standard & Poor’s 500	2,059	1,995	2,105	2,068	2,086	2,107	2,063	2,104	1,972	1,920	2,079	2,080	2,044	(2%)	(1%)
Client Assets
(in billions of dollars)
Beginning Client Assets	2,478.8	2,463.6	2,445.0	2,531.1	2,524.4	2,549.3	2,568.8	2,543.3	2,562.5	2,462.4	2,415.9	2,539.9	2,553.3
Net New Assets (1, 2)	14.4	9.3	6.8	12.6	9.1	10.1	17.8	9.8	9.2	11.8	10.5	17.2	15.2	(12%)	6%
Net Market (Losses) Gains	(29.6)	(27.9)	79.3	(19.3)	15.8	9.4	(43.3)	9.4	(109.3)	(58.3)	113.5	(3.8)	(54.7)
Total Client Assets (at month end)	2,463.6	2,445.0	2,531.1	2,524.4	2,549.3	2,568.8	2,543.3	2,562.5	2,462.4	2,415.9	2,539.9	2,553.3	2,513.8	(2%)	2%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	182.5	181.5	187.8	188.4	191.0	192.8	191.4	193.3	187.2	184.9	193.3	194.5	192.6	(1%)	6%
Advisor Services (3)	1,045.6	1,038.4	1,065.8	1,063.4	1,071.9	1,079.3	1,066.7	1,079.0	1,039.5	1,019.9	1,072.4	1,075.6	1,061.1	(1%)	1%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,386	9,407	9,435	9,493	9,553	9,572	9,605	9,631	9,671	9,691	9,712	9,731	9,769	-	4%
Banking Accounts	985	978	983	986	992	1,000	1,004	1,011	1,021	1,027	1,029	1,033	1,033	-	5%
Corporate Retirement Plan Participants (2)	1,428	1,441	1,475	1,474	1,469	1,469	1,474	1,483	1,488	1,492	1,502	1,514	1,519	-	6%
Client Activity
New Brokerage Accounts (in thousands)	97	84	80	110	111	80	89	87	87	80	88	76	98	29%	1%
Inbound Calls (in thousands)	1,980	1,872	1,827	1,930	1,954	1,621	1,763	1,788	1,807	1,631	1,716	1,554	1,844	19%	(7%)
Web Logins (in thousands)	34,580	34,294	35,379	36,278	35,966	32,112	31,644	33,498	34,167	29,550	33,574	30,488	32,156	5%	(7%)
Client Cash as a Percentage of Client Assets (4)	12.3%	12.3%	11.9%	12.0%	11.5%	11.6%	11.7%	11.8%	12.6%	12.9%	12.3%	12.3%	13.0%	70bp	70bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (5, 6)
(in millions of dollars)
Large Capitalization Stock	1,347	1,084	(1,154)	(586)	(1,496)	(1,410)	(804)	(702)	(664)	(608)	(214)	637	451
Small / Mid Capitalization Stock	(346)	488	(12)	290	423	(108)	78	149	(540)	(108)	17	(2)	(572)
International	177	1,630	3,463	4,650	3,613	2,718	2,255	947	(266)	(560)	72	427	(918)
Specialized	566	1,452	748	(47)	(5)	25	8	410	(390)	(643)	667	744	(495)
Hybrid	(687)	180	138	(284)	(210)	(238)	(133)	(152)	(1,144)	(726)	(110)	(410)	(1,361)
Taxable Bond	(1,914)	1,298	2,722	924	1,075	1,757	421	(111)	(634)	(91)	628	(1,250)	(4,020)
Tax-Free Bond	603	598	471	613	13	(101)	(132)	156	111	35	494	260	731
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	(4,381)	3,174	3,086	1,765	420	813	(725)	(1,101)	(4,712)	(4,336)	(910)	(3,602)	(10,988)
Exchange-Traded Funds (6)	4,127	3,556	3,290	3,795	2,993	1,830	2,418	1,798	1,185	1,635	2,464	4,008	4,804
Money Market Funds	4,294	(2,080)	(2,158)	(1,362)	(6,970)	421	(358)	2,208	4,730	(717)	(451)	251	4,538
Average Interest-Earning Assets (7)
(in millions of dollars)	144,695	147,495	148,911	152,247	152,697	153,466	155,369	158,238	160,638	162,639	165,351	167,388	172,334	3%	19%

(1)

November 2015 includes an inflow of $10.2 billion from a mutual fund clearing services client. September 2015 includes an inflow of $4.9 billion from a mutual fund clearing services client. June 2015 includes an inflow of $8.1 billion from a mutual fund clearing services client. April 2015 includes inflows of $9.3 billion from certain mutual fund clearing service clients. February 2015 includes an outflow of $11.6 billion relating to the Company's planned resignation from an Advisor Services cash management relationship.

(2)

In February 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(3)	Excludes Retirement Business Services Trust.
(4)	Schwab One®, certain cash equivalents, bank deposits and money market fund balances as a percentage of total client assets.
(5)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(6)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7)	Represents total interest-earning assets on the Company's balance sheet.

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